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                                                                     EXHIBIT 4.1

                                STOCK OPTION PLAN

                                       OF

                             GENESIS MICROCHIP INC.

                                2900 John Street
                            Markham, Ontario L3R SG3

                                 (416) 470-2742

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                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

     1.1   Definitions. In this Plan:
           -----------

           (a) "Anniversary" in respect of an Option means the day which is 365 days after the date of grant of the Option (except for a year in which February has 29 days, in which event it shall mean the day which is 366 days after the date of the grant of the Option);

           (b)   "Board" means the Board of Directors of the Company;

           (c)   "Cause" includes:

                 (i) willful misconduct or negligence in the performance of duties and obligations in connection with employment with the Company;

                 (ii) knowingly or willfully doing some act (whether or not in the line of one's employment) that may or does reflect in a negative fashion or is or may be grossly prejudicial to, the general reputation or industry position of the Company;

                 (iii) failure to comply with the terms of employment with the Company; or,

                 (iv) misrepresenting one's history or experience prior to employment with the Company.

           (d)   "Company" means Genesis Microchip Inc.;

           (e) "Employee" means a person in the full time employ of the Company;

           (f) "Consultant" means a person on contract from time to time with the Company;

           (g) "Disabled" or "Disability" means the mental or physical state of the relevant person when such person:

                 (i) is unable due to illness, disease, mental or physical disability or similar cause to fulfill in the opinion of the Board his responsibilities as an Employee or Consultant of the Company:

                     (1)  for any consecutive six (6) month period; or


                     (2)  for nine (9) months in any consecutive twenty-four
(24) month period; or

                 (ii) is declared mentally incompetent or incapable of managing his affairs by a court of competent jurisdiction in Canada;

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           (h)   "Exercise Price" of an Option means the price per Share payable on the exercise of the Option as determined under Section 4.1;

           (i) "Option" means a right to subscribe for one or more Shares pursuant to the Plan;

           (j) "Participant" means an Employee or Consultant who has been granted an Option;


           (k)   "Plan" means this Stock Option Plan of Genesis Microchip Inc.;

           (l) "Retirement" means termination of employment by the Participant or the Company for reasons other than death, disability, or cause; and

           (m) "Shares" means the Common Shares in the capital of the Company from time to time subject to this Agreement and includes:

                 (i) any shares or securities into which any Shares may hereafter be converted, changed, classified, redivided, redesignated, consolidated, subdivided or otherwise changed;

                 (ii) any shares in the capital of the Company which may hereafter be issued to any holder of Shares by way of stock dividend or otherwise; and

                 (iii) any shares of the Company or any successor or other body corporate which may be received by the holders of Shares on a reorganization, amalgamation, consolidation, merger, statutory or otherwise.

     1.2   Gender and Number. Words importing the singular shall include the
           -----------------
plural and vice versa and words importing gender shall include all genders.

     1.3   Amendment of Plan. Prior to the time any Option is granted under this
           -----------------
Plan the Board may direct, with respect to such Option, the provisions applicable thereto and may substitute provisions from those herein referred to, including prescribing alternate provisions relating to:

           (a)   the number and kind of Shares subject to the Plan;

           (b) the Employees or Consultants to whom Options under the Plan are to be granted;

           (c)   the number of Shares to be optioned to each Participant;

           (d)   the Option price;

           (e)   the date on which Options are to be granted;


                                       -2-

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           (f)   the provisions respecting accrual of the right to exercise to
Option; and

           (g)   payment of the Option price.

                                   ARTICLE II
                                   ----------
                              ESTABLISHMENT OF PLAN
                              ---------------------

     2.1   Establishment. The Company hereby establishes the Plan effectively
           -------------
 July 1, 1987.


     2.2   Purposes. The purpose of the Plan is to encourage and reward key
           --------
 Employees of the Company.


     2.3   No Employment Rights. Participation in the Plan shall not give any
           --------------------
Employee and/or Consultant the right to be retained in the employ of the Company or any right to or interest in any Option or Share except as specifically provided herein.

                                  ARTICLE III
                                  -----------
                                GRANT OF OPTIONS
                                ----------------

     3.1   Grant. Options shall be granted to key Employees and Consultants by
           -----
 the Company in the discretion of the Board.

     3.2   Limitation on Shares Available for the Plan. At any particular time,
           --------------------------------------------
the number of Shares reserved under this Plan for the granting of Options and for Options already granted but not yet terminated, exercised or lapsed shall not exceed 10% of the outstanding Shares at any time. In addition, the number of Shares reserved for issuance at any time shall not exceed 10% of the then Outstanding Shares (on a non-diluted basis) and the aggregate number of Shares reserved for issuance to any one person shall not exceed 5% of the Outstanding Shares (on a non-diluted basis). If for any reason any Option granted under the Plan lapses, expires or terminates or is terminated in whole or in part, the Shares subject to such lapsed, expired or terminated Option may again be used for the purposes of the Plan.

     3.3   Exercise Price. Except as hereinafter provided, the Exercise Price in
           --------------
respect of Shares reserved under an Option shall be the amount determined by the Board in its sole discretion to be the market price of the Shares on the day the Option is granted. Notwithstanding the foregoing, the Board may establish an Exercise Price in respect of Shares under an Option which represents a discount from the market price of the Shares, subject to not more than the maximum discount allowed under any applicable law or any rule or regulation of any applicable regulatory authority.

     3.4   No Payment on Grant of Option. No payment to the Company shall be
           -----------------------------
required or made on the grant of an Option. The Option price shall be payable in cash at the time the Option is exercised.


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     3.5   Certificate. The grant of an Option shall be evidenced by an option
           -----------
agreement between the Company and the Participant substantially in the form of Schedule "A" (as the same may be amended from time to time in the discretion of the Board, so long as such amendments are not inconsistent with the Plan), to be executed by the Participant within ten (10) days of being notified of the grant of the Option by the Company.

     3.6   Adjustment of Shares. In the event of any reclassification of the
           --------------------
Shares, recapitalization, stock split, stock dividend, combination of shares, reorganization, merger, amalgamation, consolidation, or sale of assets for stock of another corporation, the number or kind of securities covered by Options granted under the Plan or both, the maximum amount of securities with respect to which Options may be granted to one individual under the Plan, and the exercise price of Options granted under the Plan, shall be appropriately and equitably adjusted by the Board. In addition, in the event of a liquidation, dissolution, reorganization, merger, amalgamation, consolidation, or sale of assets for stock of another corporation, the Board shall take such action as may be appropriate and equitable to accelerate the time within which and the extent to which Options granted under the Plan may be exercised, to terminate Options granted under the Plan at or prior to the date of any such action, or to provide the terms for the assumption of Options granted under the Plan by any surviving, consolidated, amalgamated successor or transferee corporation.

                                   ARTICLE IV
                                   ----------
                               EXERCISE OF OPTION
                               ------------------

     4.1   Exercise of Option. The term of each Option granted shall not exceed
           ------------------
five (5) years from the date the Option is granted and no such Option may be exercised in whole or in part later than five (5) years from the date such Option is granted (the "Option Period"). The right to exercise the Option granted herein shall vest in amounts as follows: (i) at any time subsequent to the first Anniversary of the grant of the Option, such Option may be exercised to the extent of 15% of the aggregate number of Shares covered by such Option;
(ii) at any time subsequent to the second Anniversary of the grant of the Option, such Option may be exercised to the extent of an additional 30% of the aggregate number of Shares covered by such Option, and to the extent the right to exercise such Option therefore shall have occurred and not have been exercised, and (iii) at any time subsequent to the third Anniversary of the grant of the Option until the expiry of the Option Period, such Option may be exercised in full, except to the extent it theretofore shall have been exercised.

     4.2   Death or Disability of Participant. If a Participant dies or is
           ----------------------------------
Disabled prior to the expiration of the Option Period the Participant or his legal personal representatives may during the ninety (90) day period following the date of such death or Disability exercise the Option in respect of the number of shares derived by the use of the following formula: The number of shares subject to the Option shall be multiplied by a fraction the denominator of which is 36 and the numerator of which is the lesser of 36 or the number of complete months elapsed between the date the Option is granted and the date of such death or disability. The number of shares in respect of which the option has already been exercised shall be deducted from the number of shares determined as aforesaid. The remaining number of shares shall be the number of shares with respect to which the Option may be exercised in whole or in part.


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     4.3 Retirement of Participant. If a Participant retires from the Company,
         -------------------------
the Participant may within thirty (30) days of such Retirement exercise any unexercised Option then held by him provided that such Option has vested in the Participant as of the day immediately preceding his Retirement.

     4.4 Method of Exercise. Subject to the provisions of the Plan an Option may
         ------------------
be exercised in whole or in part by delivering to the Secretary of the Company at its registered offices:

         (a) a written notice of exercise specifying the number of Shares to be purchased, such notice received by the Company within the time limit specified in Section 4.1; and

         (b) cash or a certified cheque representing payment in full of the Exercise Price for the purchased Shares.

     A Participant shall not be deemed to have acquired the Shares as to which the Option is exercised or to have any rights as a shareholder with respect thereto until the date of issue imprinted on the certificate representing the said Shares.

                                   ARTICLE V
                                   ---------
                          LAPSE AND SURRENDER OF OPTION
                          -----------------------------

     5.1 Expiration of Exercise Period. Upon the expiration of the Option Period
         -----------------------------
any Option granted shall immediately lapse and cease to be exercisable.

     5.2 Termination of Options. In the event that the Company terminates the
         ----------------------
employment of a Participant for cause, then all unexercised Options shall immediately terminate and cease to be exercisable. The determination of whether a Participant's employment with the Company has been terminated for cause shall be made by the Board in its sole discretion and such determination shall be final, binding and conclusive for all purposes.

                                   ARTICLE VI
                                   ----------
                                     GENERAL
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     6.1 Allotment and Issues. Following receipt by the Company of the notice
         --------------------
and payment referred to in Section 4.4 and subject to Section 5.2, Shares to be issued pursuant to the exercise of an Option will be issued not later than thirty (30) days after the date of exercise of the Option. Such Shares shall be subject to those restrictions contained in the Articles of Incorporation of the Company or its by-laws.

     6.2 Consent. Any allotment or issue of Shares under the Plan shall be
         -------
subject to any applicable legislation or rule or regulation and to prior receipt of all necessary or appropriate consents, if any, of any governmental or regulatory authorities or agencies.

     6.3 Ranking and Dividends. Shares allotted and issued pursuant to the
         ---------------------
exercise of an Option shall not be entitled to receive dividends paid by reference to a record date falling before the

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date of exercise of the Option, but will otherwise rank pari passu in all respects and form one uniform class with the Shares in issue on the date of exercise.

     6.4       Option not Transferable. An Option granted under the Plan shall
               -----------------------
be transferable only by will or by the laws of intestacy and shall be exercisable, during the lifetime of the Participant to whom the Option is granted, only by the Participant and, upon the death of the Participant, by the Participant's legal personal representatives only as herein provided. Except as specifically provided above, no Option granted under the Plan and none of the rights and privileges thereby conferred shall be transferred, assigned, pledged, hypothecated in any way or made the subject of any security interest of any kind whatever (whether by operation of law or otherwise), and no such Option, right, or privilege shall be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate, make subject to a security interest or otherwise dispose of the Option, or of any right or privilege conferred thereby contrary to the provisions hereof, or upon the levy of any execution attachment or similar process upon such Option, right or privilege the Option and such rights and privileges shall immediately lapse and cease to be exercisable.

     6.5       Administration.  The Plan shall be administered by the Board.
               --------------

     6.6       Amendment and Termination. The Board may at any time by
               -------------------------
resolution amend, add to, change, alter, suspend or terminate the Plan, (a "Change") but no such Change shall affect the terms or conditions of any Option previously granted and not yet wholly exercised or expired without the written consent of the affected Participants.

     6.7       Section Headings Not Part of Plan. The headings given to the
               ---------------------------------
various Articles and Sections of the Plan and Schedule are inserted solely for convenience of reference only, do not form part of the Plan and do not affect the interpretation thereof or define, limit or construe the contents of any provisions of this Plan.

     6.8       Governing Law. This Agreement and the rights and obligations and
               -------------
relations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereto does hereby attorn to the jurisdiction of the Courts of the Province of Ontario.

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                                   SCHEDULE A
                                   ----------

                                OPTION AGREEMENT
                                ----------------

     MEMORANDUM OF AGREEMENT made as of the ______________________ day of September, 1990.

BETWEEN:
                  GENESIS MICROCHIP INC., a corporation
                  ---------------------
                  incorporated under the laws of the
                  Province of Ontario,

                  (hereinafter called the "Corporation")
                                                              OF THE FIRST PART

                  -and-

                  ____________________,

                  (hereinafter called the Purchaser")
                                                             OF THE SECOND PART

               THIS AGREEMENT WITNESSES that in consideration of good and valuable consideration (the receipt and sufficiency whereof are hereby acknowledged by the Corporation) it is agreed by and between the parties hereto as follows:

     1. In this Agreement the term "share" or "shares" shall mean, as the case may be, one or more common shares in the capital of the Corporation as constituted at the date of this Agreement.

     2. The Corporation hereby grants to the Purchaser, subject to the terms and conditions hereinafter set out, an irrevocable option to purchase at any time or from time to time * shares of the Corporation (the said * shares being hereinafter called the "optioned shares"), at the price of ________________ (Canadian funds) per optioned share.

     3. The Purchaser shall, subject to the terms and conditions hereinafter set out, have the right to exercise the option hereby granted with respect to all or any part of the optioned shares at any time or from time to time after the date hereof and prior to the close of business on the date which is the fifth yearly anniversary of the date hereof (hereinafter called the "expiry date"). At the close of business on the expiry date, the option hereby granted shall forthwith expire and terminate

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and be of no further force or effect whatsoever as to such of the optioned shares in respect of which the option hereby granted has not then been exercised.

     4. In the event of the death of the Purchaser on or prior to the expiry date, the option hereby granted may be exercised, as to such of the optioned shares in respect of which such option has not previously been exercised by the legal personal representatives of the Purchaser at any time up to and including (but not after) the close of business on the expiry date.

     5. In the event of the resignation or discharge of the Purchaser as an employee of the Corporation, the option hereby granted shall not be affected.

     6. Subject to the provisions hereof, the option hereby granted shall be exercisable (at any time and from time to time as aforesaid) by the Purchaser or his legal personal representatives giving a notice in writing addressed to the Corporation at its principal office in Ontario and addressed to the attention of the President of the Corporation, which notice shall specify therein the number of optioned shares in respect of which such notice is being exercised and shall be accompanied by payment (by cash or certified cheque) in full of the purchase price for such number of optioned shares so specified therein. Upon any such exercise of option as aforesaid the Corporation shall forthwith deliver to Purchaser or his legal personal representatives within ten
(10) days following receipt by the Corporation of any such notice of exercise of option a certificate or certificates in the name of the Purchaser or his legal personal representatives representing in the aggregate such number of optioned shares as the Purchaser or his legal personal representatives shall have then paid.

     7. Nothing herein contained or done pursuant hereto shall obligate the Purchaser to purchase and/or pay for any optioned shares except those optioned shares in respect of which the Purchaser shall have exercised his option to purchase hereunder in the manner hereinbefore provided.

     8. In the event of any sub-division, re-division or change of the shares of the Corporation at any time prior to the expiry date into a greater number of shares, the Corporation shall deliver at the time of any exercise thereafter of the option hereby granted such additional number of shares as would have resulted from such sub-division, re-division or change if such exercise of the option hereby granted had taken place prior to the date of such sub-division, re-division or change. In the event of any consolidation or change of the shares of the Corporation at any time prior to the expiry date into a lesser number of shares, the number of shares deliverable by the Corporation on any exercise thereafter of the option hereby granted shall be reduced to such number of shares as would have resulted from such consolidation or change if such exercise of the option hereby granted had taken place prior to the date of such consolidation or change.

     9. The Purchaser shall have no rights whatsoever as a shareholder in respect of any of the optioned shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of optioned shares in respect of which the Purchaser shall have exercised his option to purchase hereunder and which the Purchaser shall have actually taken up and paid for.

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     10.       Time shall be of the essence of this Agreement.

     11. This Agreement shall enure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Purchaser and his legal personal representatives. This Agreement shall not be assignable by the Purchaser or his legal personal representatives.

     12. This Agreement shall be construed in accordance with and be governed by the laws of the Province of Ontario and shall be deemed to have been made in said Province.

               IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

                                             GENESIS MICROCHIP INC.

                                             By:
                                                --------------------------------



SIGNED, SEALED AND DELIVERED      )
                                  )
      in the presence of          )
                                  )
                                  )            ---------------------------------
                                  )            Name:
                                  )

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